EXHIBIT 23.01


                        INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the use in the September 30, 2001 Form 10-QSB of our review report dated November 02, 2001 accompanying the financial statements and schedules.


/S/ Summers, Spencer & Cavanaugh, CPAs, Chartered

Summers, Spencer & Cavanaugh, CPAs, Chartered
Topeka, Kansas
November 14, 2001